Exhibit 10.10

Compensation Arrangements With Outside Directors

Outside Directors are paid annual retainers, a portion of which is paid in cash and a portion of which is paid in restricted share units. They are also reimbursed expenses for each Board meeting. The annual retainer and the portion of the annual retainer paid in restricted share units are determined by or upon the recommendation of the Compensation Committee of the Board of Directors, and are set forth in the Company’s proxy statement each year.

Committee chairs are paid annual retainers in the form of restricted share units. All committee members are reimbursed expenses for each committee meeting. The chair annual retainers are also determined by or upon the recommendation of the Compensation Committee, and are set forth in the Company’s proxy statement each year.

Restricted share units are granted to each new director on the date of such director’s appointment or election to the Board, and such awards, if applicable, are set forth in the Company’s proxy statement each year.